Exhibit 99

J.B. Hunt Transport Services, Inc	Contact:	David G. Mee
615 J.B. Hunt Corporate Drive		Executive Vice President,
Lowell, Arkansas 72745		Finance and Administration
(NASDAQ: JBHT)		and Chief Financial Officer
(479) 820-8363

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. REPORTS REVENUES AND EARNINGS
FOR THE THIRD QUARTER 2010

▪	Third Quarter 2010 Revenue:	$986 million; up 18%
▪	Third Quarter 2010 Operating Income:	$91.5* million; up 29%
▪	Third Quarter 2010 EPS:	41* cents vs. 31 cents

*3Q 2010 results included $4.0 million of pretax expense
(2 cents per diluted share) related to a charitable contribution

LOWELL, ARKANSAS, October 14, 2010 - J. B. Hunt Transport Services, Inc., (NASDAQ:JBHT) announced third quarter 2010 net earnings of $52.2 million, or diluted earnings per share of 41 cents vs. third quarter 2009 earnings of $40.0 million, or 31 cents per diluted share. Third quarter 2010 results included $4.0 million of pretax expense related to a $5.0 million commitment to Arkansas Children’s Hospital, which reduced net earnings by 2 cents per diluted share.

Total operating revenue for the current quarter was $986 million, an 18% increase over the $834 million reported for the third quarter 2009. The increase in operating revenue was primarily attributable to higher Intermodal segment volumes, significant growth in our Dedicated Contract Services (DCS) segment and revenue growth in our Truck segment.  Utilization of equipment also improved significantly as did pricing in the Truck segment.  Current quarter operating revenue, excluding fuel surcharges, increased 15% vs. comparable quarter 2009.

Operating income for the current quarter increased to $91.5 million vs. $71.0 million for third quarter 2009.  This increase was primarily due to a 22% increase in Intermodal operating income, a 17% increase in DCS operating income and positive Truck operating income vs. a loss last year.

“We continue to distance ourselves from the ‘Great Recession’ by increased revenues, operating income, net earnings and EPS of 18%, 29%, 31% and 32%, respectively, over last year’s third quarter. Though freight volumes backed off from the torrid pace we saw in June, demand remained steady across all segments.  In Intermodal, we continued to see record numbers of loads and double digit increases compared to prior periods despite the fact that, unlike most of the intermodal industry, we were growing last year, making the comparables more difficult for us.  September 30th was an all-time high in load count for a single day in Intermodal and we expect to surpass one million loads for the first time later this year.  The ability to continue to grow our Intermodal business is a testament to the differentiated service and value we and our rail partners bring to the shipping public.

“Load volume in our DCS segment, which we believe is a strong indicator of current customer demand and the general direction of the freight economy, continues to point toward steady business activity.  Contract pricing, reflecting improvement in supply and demand balance, in both Intermodal and Truck, rose sequentially from this year’s second quarter and from the same period a year ago.  Assuming demand remains near current levels, we expect to see freight rates continue to rebound from the unsustainable lows we saw during the recession.

“During the current quarter we reactivated and increased certain compensation and benefit programs for our great team of employees who sacrificed during the downturn.  We were able to make these moves as profits rebounded quicker than we had anticipated going into 2010.  Also during the current quarter, we were proud to make a $5.0 million commitment to Arkansas Children’s Hospital (ACH).  ACH is among the leading pediatric critical care facilities in the country treating children from an average of 45 states and from countries all over the world.  We are honored to be able to participate in a major expansion that will greatly improve the quality of services they provide,” stated Kirk Thompson, President and CEO.

Segment Information:

Intermodal (JBI)
▪	Third Quarter 2010 Segment Revenue:	$559 million; up 23%
▪	Third Quarter 2010 Operating Income:	$60.3 million; up 22%

JBI load count was up 17% in the current quarter compared to a year ago.  Demand was generally strong across the country as our eastern network grew 26% and transcontinental business grew 13% over the same period 2009. To support this growth we transferred 1,000 trailers from our Truck business unit and added approximately 900 net containers during the current period to end the quarter with approximately 43,000 units of trailing capacity.

Demand off the west coast was particularly strong, driving the need for significant increases in empty repositions.  Base rates were approximately 2% higher than a year ago and 1% higher vs. second quarter 2010.  A general rate increase of 5% became effective for non-contract customers on September 10, 2010.

Equipment utilization improved 5% over year ago levels and was mostly driven by higher demand and assisted by consistent service levels provided by our rail partners.

Dedicated Contract Services (DCS)
▪	Third Quarter 2010 Segment Revenue:	$232 million; up 18%
▪	Third Quarter 2010 Operating Income:	$22.1 million; up 17%

DCS revenue increased 18% while revenue, excluding fuel surcharges, increased 16%.  Revenue in our delivery channel, defined as delivering product to its point of consumption, increased 66% vs. third quarter 2009. Some examples of operations in our delivery channel include delivering to and installing product in single family homes, delivering food to restaurants and animal feed to farms.  Revenue in our replenishment channel increased 13%. An example of our replenishment channel is delivering product to a retail store where it will be purchased and consumed elsewhere. Revenue in our capacity channel, which has more traditional truckload characteristics, decreased 20% vs. third quarter 2009. We intend to continue redeploying our assets away from business that is highly competitive and easily replicated into new business with potentially higher returns.

Operating income increased 17% vs. third quarter 2009.  The increase in operating income primarily related to revenue growth and a 13% increase in productivity vs. third quarter 2009. We define productivity as revenue per truck per week, excluding fuel surcharges.

Truck (JBT)
▪	Third Quarter 2010 Segment Revenue:	$124 million; up 4%
▪	Third Quarter 2010 Operating Income:	$ 6.5 million vs. $(0.4) million

JBT revenue for the current quarter increased 4% vs. third quarter 2009.  Excluding fuel surcharges, JBT revenue increased 2% despite a 13% reduction in tractor count.   At the end of the current quarter, our tractor count was 2,793 vs. 3,227 in 2009.  JBT’s operating income was $6.5 million in current quarter 2010 vs. a loss of $(0.4) million in third quarter 2009.

Rates continued to improve in the current quarter, gaining nearly 9% over the same period last year and 3% from the second quarter of this year.  In addition, our average length of haul in 2010 was 8% longer than a year ago, amplifying the effect of the rate change. Our rate gain can be attributed mainly to a comprehensive review of approximately 200 underperforming accounts and improving supply and demand.

Integrated Capacity Solutions (ICS)
▪	Third Quarter 2010 Segment Revenue:	$ 77 million; up 14%
▪	Third Quarter 2010 Operating Income:	$2.7 million; down 11%

ICS revenue increased 14% vs. third quarter 2009. Our gross profit (gross revenue less purchased transportation expense) declined 2% to $11 million and our gross profit margin decreased to 14.3% in the current quarter vs. 16.5% last year, partly due to a tighter market balance of supply and demand for transportation services. However, our gross profit increased 13% vs. second quarter 2010 due to increased contract pricing.

We continue to incur start-up expenses associated with establishing new branch locations. Our customer base increased 5%, our third party carrier base increased 18% and our employee count increased 9% during the current quarter vs. third quarter 2009.

Cash Flow and Capitalization:
At September 30, 2010, we had a total of $649 million outstanding on various debt instruments compared to $626 million at September 30, 2009 and $565 million at December 31, 2009. We issued $250 million of 3.375% publicly-registered notes during the current quarter which mature in 2015.

Our net capital expenditures for the nine months ended September 30, 2010 approximated $145 million vs. $209 million for the same period 2009.  At September 30, 2010, we had cash and cash equivalents of $68.6 million.

During the current quarter we used $25 million to purchase approximately 746,000 shares of our common stock.  At September 30, 2010, we had approximately $325 million remaining under a previously announced $500 million share repurchase authorization. Actual shares outstanding at September 30, 2010 were approximately 123 million.

This press release may contain forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2009. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.  This press release and additional information will be available immediately to interested parties on our web site, www.jbhunt.com.

 J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30
	2010		2009
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$854,836		$740,697
Fuel surcharge revenues	131,188		93,052
Total operating revenues	986,024	100.0%	833,749	100.0%

Operating expenses
Rents and purchased transportation	446,721	45.3%	365,057	43.8%
Salaries, wages and employee benefits	237,353	24.1%	203,446	24.4%
Fuel and fuel taxes	84,592	8.6%	72,510	8.7%
Depreciation and amortization	49,808	5.1%	47,098	5.6%
Operating supplies and expenses	39,905	4.0%	40,398	4.8%
Insurance and claims	11,543	1.2%	12,316	1.5%
General and administrative expenses, net of asset dispositions	13,147	1.2%	10,232	1.2%
Operating taxes and licenses	6,790	0.7%	6,984	0.8%
Communication and utilities	4,675	0.5%	4,754	0.6%
Total operating expenses	894,534	90.7%	762,795	91.5%
Operating income	91,490	9.3%	70,954	8.5%
Net interest expense	6,662	0.7%	6,308	0.8%
Equity in operations of affiliated company	-	-	(229)	(0.0%)
Earnings before income taxes	84,828	8.6%	64,875	7.8%
Income taxes	32,659	3.3%	24,912	3.0%
Net earnings	$52,169	5.3%	$39,963	4.8%
Average diluted shares outstanding	126,404		129,819
Diluted earnings per share	$0.41		$0.31

 J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30
	2010		2009
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$2,403,695		$2,107,337
Fuel surcharge revenues	369,778		219,032
Total operating revenues	2,773,473	100.0%	2,326,369	100.0%

Operating expenses
Rents and purchased transportation	1,240,951	44.7%	1,001,048	43.0%
Salaries, wages and employee benefits	673,852	24.3%	588,725	25.3%
Fuel and fuel taxes	249,511	9.0%	194,452	8.4%
Depreciation and amortization	146,968	5.3%	141,555	6.1%
Operating supplies and expenses	114,512	4.1%	114,690	4.9%
Insurance and claims	34,743	1.3%	38,024	1.6%
General and administrative expenses, net of asset dispositions	28,628	1.1%	38,082	1.6%
Operating taxes and licenses	20,032	0.7%	20,901	0.9%
Communication and utilities	13,999	0.5%	13,857	0.6%
Total operating expenses	2,523,196	91.0%	2,151,334	92.5%
Operating income	250,277	9.0%	175,035	7.5%
Net interest expense	19,767	0.7%	20,569	0.9%
Equity in operations of affiliated company	-	-	619	0.0%
Earnings before income taxes	230,510	8.3%	153,847	6.6%
Income taxes	88,746	3.2%	59,077	2.5%
Net earnings	$141,764	5.1%	$94,770	4.1%
Average diluted shares outstanding	128,559		129,251
Diluted earnings per share	$1.10		$0.73

Financial Information By Segment
(in thousands) (unaudited)

	Three Months Ended September 30
	2010		2009
		% Of		% Of
	Amount	Total	Amount	Total
Revenue

Intermodal	$559,028	57%	$455,955	55%
Dedicated	232,395	24%	196,785	24%
Truck	124,049	13%	119,199	14%
Integrated Capacity Solutions	76,924	8%	67,653	8%
Subtotal	992,396	101%	839,592	101%
Intersegment eliminations	(6,372)	(1%)	(5,843)	(1%)
Consolidated revenue	$986,024	100%	$833,749	100%

Operating income

Intermodal	$60,347	66%	$49,577	70%
Dedicated	22,118	24%	18,874	27%
Truck	6,530	7%	(421)	(1%)
Integrated Capacity Solutions	2,692	3%	3,039	4%
Other (1)	(197)	(0%)	(115)	(0%)
Operating income	$91,490	100%	$70,954	100%

	Nine Months Ended September 30
	2010		2009
		% Of		% Of
	Amount	Total	Amount	Total
Revenue

Intermodal	$1,553,180	56%	$1,272,393	55%
Dedicated	668,905	24%	550,443	24%
Truck	361,427	13%	328,826	14%
Integrated Capacity Solutions	207,986	7%	192,236	8%
Subtotal	2,791,498	101%	2,343,898	101%
Intersegment eliminations	(18,025)	(1%)	(17,529)	(1%)
Consolidated revenue	$2,773,473	100%	$2,326,369	100%

Operating income

Intermodal	$167,347	67%	$129,678	74%
Dedicated	62,794	25%	44,305	25%
Truck	14,301	6%	(10,259)	(6%)
Integrated Capacity Solutions	6,014	2%	11,381	7%
Other (1)	(179)	(0%)	(70)	(0%)
Operating income	$250,277	100%	$175,035	100%

(1) Includes corporate support activity

Operating Statistics by Segment
(unaudited)

	Three Months Ended September 30
	2010	2009
Intermodal

Loads	279,786	239,270
Average length of haul	1,777	1,795
Revenue per load	$1,998	$1,906
Average tractors during the period *	2,610	2,254

Tractors (end of period)
Company-owned	2,554	2,289
Independent contractor	74	4
Total tractors	2,628	2,293

Trailing equipment (end of period)	43,130	40,432
Average effective trailing equipment usage	42,299	39,816

Dedicated

Loads	353,638	313,743
Average length of haul	198	204
Revenue per truck per week**	$3,972	$3,476
Average trucks during the period***	4,499	4,363

Trucks (end of period)
Company-owned	4,145	3,992
Independent contractor	23	35
Customer-owned (Dedicated operated)	350	358
Total trucks	4,518	4,385

Trailing equipment (end of period)	10,404	9,554
Average effective trailing equipment usage	12,471	11,864

Truck

Loads	115,322	134,191
Average length of haul	530	492
Loaded miles (000)	60,447	65,495
Total miles (000)	69,585	75,913
Average nonpaid empty miles per load	70.8	72.9
Revenue per tractor per week**	$3,443	$3,209
Average tractors during the period *	2,797	2,885

Tractors (end of period)
Company-owned	1,749	2,018
Independent contractor	1,044	1,209
Total tractors	2,793	3,227

Trailers (end of period)	10,492	12,485
Average effective trailing equipment usage	8,975	10,137

Integrated Capacity Solutions

Loads	57,016	61,589
Revenue per load	$1,349	$1,098
Gross profit margin	14.3%	16.5%
Approximate number of third-party carriers (end of period)	24,800	21,000

* Includes company-owned and independent contractor tractors
** Using weighted workdays
*** Includes company-owned, independent contractor, and customer-owned trucks

Operating Statistics by Segment
(unaudited)

	Nine Months Ended September 30
	2010	2009
Intermodal

Loads	789,446	663,386
Average length of haul	1,775	1,792
Revenue per load	$1,967	$1,918
Average tractors during the period *	2,486	2,171

Tractors (end of period)
Company-owned	2,554	2,289
Independent contractor	74	4
Total tractors	2,628	2,293

Trailing equipment (end of period)	43,130	40,432
Average effective trailing equipment usage	40,634	39,377

Dedicated

Loads	1,028,518	888,251
Average length of haul	197	209
Revenue per truck per week**	$3,915	$3,256
Average trucks during the period***	4,433	4,391

Trucks (end of period)
Company-owned	4,145	3,992
Independent contractor	23	35
Customer-owned (Dedicated operated)	350	358
Total trucks	4,518	4,385

Trailing equipment (end of period)	10,404	9,554
Average effective trailing equipment usage	12,289	12,250

Truck

Loads	355,570	372,109
Average length of haul	520	478
Loaded miles (000)	182,637	177,352
Total miles (000)	208,957	205,516
Average nonpaid empty miles per load	66.9	73.5
Revenue per tractor per week**	$3,346	$2,857
Average tractors during the period*	2,816	2,999

Tractors (end of period)
Company-owned	1,749	2,018
Independent contractor	1,044	1,209
Total tractors	2,793	3,227

Trailers (end of period)	10,492	12,485
Average effective trailing equipment usage	9,525	10,082

Integrated Capacity Solutions

Loads	169,188	179,491
Revenue per load	$1,229	$1,071
Gross profit margin	14.3%	19.2%
Approximate number of third-party carriers (end of period)	24,800	21,000

* Includes company-owned and independent contractor tractors
** Using weighted workdays
*** Includes company-owned, independent contractor, and customer-owned trucks

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$68,560	$7,843
Accounts Receivable	371,120	310,339
Assets held for sale	171	3,192
Prepaid expenses and other	46,414	71,091
Total current assets	486,265	392,465
Property and equipment	2,277,087	2,192,947
Less accumulated depreciation	827,055	748,276
Net property and equipment	1,450,032	1,444,671
Other assets	19,712	19,778
	$1,956,009	$1,856,914

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Current debt	$200,000	$-
Trade accounts payable	218,703	191,347
Claims accruals	27,801	18,545
Accrued payroll	49,810	34,651
Other accrued expenses	17,794	14,170
Deferred income taxes	11,108	10,505
Total current liabilities	525,216	269,218

Long-term debt	449,164	565,000
Other long-term liabilities	41,115	35,581
Deferred income taxes	346,056	343,262
Stockholders' equity	594,458	643,853
	$1,956,009	$1,856,914

Supplemental Data
(unaudited)

	September 30, 2010	December 31, 2009

Actual shares outstanding at end of period (000)	123,272	127,242

Book value per actual share outstanding at end of period	$4.82	$5.06

	Nine Months Ended September 30
	2010	2009

Net cash provided by operating activities (000)	$330,237	$248,160

Net capital expenditures (000)	$145,360	$209,007